Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:  Natalie S. Hairston
(281) 878-1000
ir@ENGlobal.com

ENGlobal Appoints Edward L. Pagano as New Chief Executive Officer;
Current CEO Coskey to Remain Chairman of the Board

HOUSTON, TX, March 31, 2010 – ENGlobal Corporation (NASDAQ: ENG), a leading provider of engineering and related project services, announced today that its Board of Directors has selected Mr. Edward L. Pagano to serve as the Company’s new Chief Executive Officer effective May 3, 2010.  William A. Coskey, P.E., co-founder and current CEO of ENGlobal, will continue to serve as the Chairman of the Board.  As previously reported, ENGlobal’s Board initiated an external CEO search process in December 2009.

Mr. Pagano, 51, served in various positions at WorleyParsons Group Inc. and a predecessor, Parsons E&C Corporation, including as President-Americas from October 2004 to August 2008.  Mr. Pagano joined WorleyParsons in 1998 and held the positions of Chief Financial Officer and Chief Operating Officer before being appointed President-Americas.

Prior to joining WorleyParsons, Mr. Pagano held various senior financial positions with The Shaw Group, Aker Kvaerner, URS, and Lurgi Corporation.  Most recently, he served as President-Americas at GL Industrial Service, a technical assurance and consulting firm to the energy industry.  Mr. Pagano received a B.S. in Accounting from Ramapo College and a M.B.A. in Accounting from Seton Hall University and brings over 30 years experience in growing successful engineering and consulting businesses.

David W. Gent, P.E., ENGlobal’s Lead Independent Director, said, “In making its decision, the Board considered Mr. Pagano’s substantial experience in building client relationships, setting and developing strategy, and executing corporate vision.  Throughout his career, Mr. Pagano has accumulated a unique combination of financial, operational, international, and marketing skills at large E&C organizations.  We believe Mr. Pagano has the skills and vision to successfully lead ENGlobal going forward.”

Mr. Coskey added, “We are pleased to welcome Edd to ENGlobal.  As previously reported, our Board, myself included, initiated our CEO search given changes in our industry and expected changes to the Company’s future growth strategy.  Edd has an extensive, proven track record in industries we currently serve as well as industries we expect to serve in the future.  Speaking on behalf of our senior management team, we look forward to his leadership.”

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654 N. Sam Houston Parkway E. • Suite 400 • Houston, Texas 77060-5914
www.ENGlobal.com

ENGlobal Corporation Press Release
March 31, 2010

About ENGlobal Corporation
ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally.  The Company has approximately 2,000 employees in 19 offices and occupies about 500,000 square feet of office and fabrication space.  ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last six years.  Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to:  (1) the Company’s ability to continue profitable operations in the current economic downturn; (2) the performance of the energy sector (3) fluctuations in the price of oil; (4) continued demand for the Company's services; (5)  the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (6) the successful financial performance of each business unit; (7) Mr. Pagano’s ability to successfully execute on the Company’s strategy; and (8) the Company’s ability to successfully complete and integrate acquisitions.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal’s filings with the Securities and Exchange Commission.  In addition, reference is hereby made to cautionary statements set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.  Also, the information contained in this press release is subject to the risk factors identified in the Company’s most recent Form 10-K.

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